Exhibit 99.1

Investor Update – June 23, 2008

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This report includes information regarding forecasts of available seat miles (ASMs), cost per available seat mile (CASM) excluding fuel and special charges, capital expenditures, and fleet information, as well as certain actual results for revenue passenger miles (RPMs), load factor and revenue per available seat mile (RASM), for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and special charges, provides us the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results.  Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less the cash we receive from hedge counterparties for hedges that settle during the period, offset by the premium expense that we recognize.  Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.   Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

May 2008 Statistics

	May 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y
Capacity (ASMs in millions)	2,078	1.3%	4,114	2.3%
Traffic (RPMs in millions)	1,617	2.2%	3,184	2.8%
Revenue passengers (000s)	1,472	(4.0)%	2,887	(3.2)%
Load factor*	77.8%	0.7 pts	77.4%	1.0 pt
RASM (cents)	11.64	1.7%	11.48	0.2%
Passenger RASM (cents)	10.63	1.3%	10.49	0.4%
Raw fuel cost ($ in millions)	$109.6	65.6%	$208.2	64.5%
Raw fuel cost/gal.	$3.79	71.0%	$3.65	69.0%
Economic fuel expense ($ in millions)	$93.6	44.2%	$180.7	45.9%
Economic fuel expense/gal.	$3.24	49.1%	$3.17	49.9%
*percentage of available seats occupied by fare-paying passengers

Advance Bookings

	June	July	August
Point Change Y-O-Y	-3 pts	-4 pts	+2 pts

Forecast Information

	Forecast Q2 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y

Capacity (ASMs in millions)	6,200	1.2%	24,500	1.2%

Unit Costs:
Cost per ASM on a GAAP basis (cents)*	11.5 – 11.6	11% – 12%	N/A	N/A
Less: Fuel cost per ASM (cents)*	3.5	11%	N/A	N/A
Less: Fleet transition charges (cents)	0.5	N/A	N/A	N/A
Cost per ASM excluding fuel and fleet transition charges (cents)*	7.5 –7.6	3%-5%	7.5	–

Fuel Gallons (000,000)	87	(3)%	340	(4)%
Economic fuel cost per gallon**	$3.29	54%	N/A	N/A
*For Alaska, our forecasts of mainline cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ from actual results due to several factors including, but not limited to, the volatility of fuel prices. Fuel cost per ASM above includes our estimate of raw fuel cost for the second quarter and the actual favorable adjustments to the value of our fuel-hedging portfolio in April and May. Our economic fuel cost per ASM will likely be different than the amount presented here.

**Because of the volatility of fuel prices, actual amounts may differ significantly.  We are unable to forecast economic fuel cost per gallon for fiscal 2008.

Fleet Transition Charges Expected in Second Quarter
As disclosed previously, Alaska has four MD-80 aircraft under long-term leases.  As these aircraft cease operating, we will have charges reflecting the aggregate lease payments remaining under the lease terms.  During the second quarter, two of these aircraft were retired and were placed in a long-term storage facility.  As a result, we expect to record a second quarter fleet transition charge of approximately $30 million.  We also expect similar charges in the third quarter when we retire the remaining two MD-80s under long-term leases.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and a third party that provides service between Anchorage and Dutch Harbor, AK.

May 2008 Statistics
The following data represents only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.

	May 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y
Capacity (ASMs in millions)	129	13.4%	245	11.3%
Traffic (RPMs in millions)	99	12.6%	186	9.8%
Load factor*	76.9%	(0.5)pts	75.7%	(1.1)pts
Passenger RASM (cents)	19.29	(1.2)%	18.80	(1.5)%
  *Percentage of available seats occupied by fare-paying passengers

Advance Bookings

	June	July	August
Point Change Y-O-Y	-3 pts	-3 pts	+2 pts

Forecast Information (Horizon CPA)

	Forecast Q2 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	370	14%	1,430	5%
Cost per ASM (cents)*	21.6	flat	21.9	3%
* Costs associated with the Horizon CPA agreement are eliminated in consolidation

HORIZON AIR

May 2008 Statistics

	May 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y
Capacity (ASMs in millions)	318	(3.0)%	625	(3.4)%
Traffic (RPMs in millions)	234	(3.7)%	447	(5.3)%
Revenue passengers (000s)	647	0.0%	1,236	0.1
Load factor*	73.6%	(0.6) pts	71.4%	(1.5)pts
System RASM (cents)	19.90	9.2%	19.30	8.3%
Raw fuel cost ($ in millions)	$22.7	90.0%	$42.7	85.0%
Raw fuel cost/gal.	$3.92	71.0%	$3.75	67.0%
Economic fuel expense ($ in millions)	$19.5	66.0%	$37.1	64.2%
Economic fuel expense/gal.	$3.35	49.3%	$3.26	48.0%
*percentage of available seats occupied by fare-paying passengers

Line-of-Business Information
Horizon’s information for line-of-business traffic and revenue information is presented below.  In CPA arrangements, Horizon is (or was, as was the case with the Frontier CPA which ended in November 2007) insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity.  As a result, yield and load factor information is not presented.  Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.

May 2008
	Capacity Mix			Load Factor		Yield		RASM
	Actual (000s)	Change Y-O-Y	Current % Total	Actual	Point change Y-O-Y	Actual	Change Y-O-Y	Actual	Change Y-O-Y
Brand Flying	189	14.8%	59%	71.4%	(2.4)pts	26.19¢	(0.0)%	19.15¢	(3.2)%
Alaska CPA	129	13.4%	41%	NM	NM	NM	NM	20.99¢	0.7%
Frontier CPA	–	(100.0)%	–%	NM	NM	NM	NM	–	NM
System Total	318	(3.0)%	100%	73.6%	(0.6)pts	26.67¢	9.8%	19.90¢	9.2%

NM = Not Meaningful

QTD 2008
	Capacity Mix			Load Factor		Yield		RASM
	Actual (000s)	Change Y-O-Y	Current % Total	Actual	Point change Y-O-Y	Actual	Change Y-O-Y	Actual	Change Y-O-Y
Brand Flying	380	16.5%	61%	68.6%	(3.5)pts	25.97¢	(0.6)%	18.27¢	(5.3)%
Alaska CPA	245	11.3%	39%	NM	NM	NM	NM	20.89¢	1.0%
Frontier CPA	–	(100.0)%	–%	NM	NM	NM	NM	–	NM
System Total	625	(3.4)%	100%	71.4%	(1.5)pts	26.65¢	10.3%	19.30¢	8.3

NM = Not Meaningful

Advance Bookings – Brand Flying Only

	June	July	August
Point Change Y-O-Y	-4 pts	-1 pt	+2 pts

HORIZON AIR - (continued)

Forecast Information

	Forecast Q2 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y

Capacity (ASMs in millions)	935 - 940	(3)% – (4)%	3,620	(9)%

Unit Costs
Cost per ASM on a GAAP basis (cents)*	19.4-19.5	4% – 5%	N/A	N/A
Less: Fuel cost per ASM (cents)*	4.5	29%	N/A	N/A
Cost per ASM excluding fuel (cents)*	14.9-15.0	flat – (1)%	14.9 – 15.0	2% – 3%

Fuel Gallons (000,000)**	18	16%	68	5%
Economic fuel cost per gallon***	$3.35	52%	N/A	N/A
* For Horizon, our forecasts of cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ significantly from actual results. There are several factors impacting our estimates including, but not limited to, the volatility of fuel prices. Fuel cost per ASM above includes our estimate of raw fuel cost for the second quarter and the actual favorable adjustments to the value of our fuel-hedging portfolio in April and May. We expect that our economic fuel cost per ASM will be lower.

Horizon’s CASM includes the expected loss on the sublease of Q200 aircraft to a third party.  We expect the loss will be approximately $3 million in the second quarter of 2008 as we have delivered the final two Q200s to the third party under the existing sublease agreement.

**Horizon’s fuel consumption now includes fuel that was formerly purchased by Frontier as part of the Frontier CPA agreement.

***Because of the volatility of fuel prices, actual amounts may differ significantly.  We are unable to forecast economic fuel cost per gallon for fiscal 2008.

Fleet Transition Charges Expected in Second Quarter

Horizon’s unit cost guidance does not yet include any impact from our recent decision to retire the CRJ-700 fleet earlier than expected.  As previously disclosed in our Form 8-K dated April 24, 2008, we expect to record an impairment charge in the second quarter on the two owned CRJ-700 aircraft.  The final amount of this charge has not yet been determined. In addition, we expected to revise the salvage values and estimated useful lives of the two owned CRJ-700 aircraft and the related spare parts as well as spare parts associated with the remaining Q200 fleet, which we now plan to remove from service by the end of 2008. These changes in estimate could result in a change to operating expenses not reflected in the forecast above as the impact has not yet been quantified.

AIR GROUP

Future Fuel Hedge Positions

	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Second Quarter 2008	50%	$73
Third Quarter 2008	50%	$78
Fourth Quarter 2008	50%	$77
Remainder of 2008	50%	$76
First Quarter 2009	33%	$101
Second Quarter 2009	33%	$105
Third Quarter 2009	25%	$107
Fourth Quarter 2009	20%	$105
Full Year 2009	28%	$104
First Quarter 2010	10%	$121
Second Quarter 2010	8%	$120
Third Quarter 2010	5%	$120
Fourth Quarter 2010	5%	$120
Full Year 2010	7%	$120

Cash and Share Count

(in millions)	May 31, 2008	December 31, 2007
Cash and marketable securities	$990	$823
Common shares outstanding	35.973	38.051

The Company does not have any auction-rate securities in its investment portfolio.

Capital Expenditures
Total capital expenditures for 2008 are expected to be as follows (in millions):

	Total 2008 Estimate
	Aircraft-related	Non-aircraft	Total
Alaska	$390	$75	$465
Horizon	100	5	105
Total Air Group	$490	$80	$570

Firm Aircraft Commitments

	2008	2009	2010	Thereafter	Total
Alaska (B737-800)	17*	6	6	3	32*
Horizon (Q-400)	4	11	-	-	15
Totals	21	17	6	3	47

* includes one operating lease arrangement

In addition to the firm orders noted above, Alaska has options to acquire 45 additional B737-800s and Horizon has options to acquire 20 Q400s.

AIR GROUP – (continued)

Projected Fleet Count

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Alaska	Seats	Dec. 31, 2006	Dec. 31, 2007	Mar. 31, 2008	Q2	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009
737-200	—	2	—	—	—	—	—	—	—	—
737-400F*	—	1	1	1	—	—	—	1	—	1
737-400C*	72	—	5	5	—	—	—	5	—	5
737-400	144	39	34	34	—	—	(2)	32	(4)	28
737-700	124	22	20	20	—	—	—	20	(1)	19
737-800	157	15	29	33	3	5	5	46	6	52
737-900	172	12	12	12	—	—	—	12	—	12
MD-80	140	23	14	10	(3)	(7)	—	—	—	—
Totals		114	115	115	—	(2)	3	116	1	117

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Horizon	Seats	Dec. 31, 2006	Dec. 31, 2007	Mar. 31, 2008	Q2	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009
Q200	37	28	16	13	(2)	(4)	(7)	—	—	—
Q400	74-76	20	33	33	1	—	3	37	11	48
CRJ-700**	70	21	21	20	—	(1)	(1)	18	(18)	—
Totals		69	70	66	(1)	(5)	(5)	55	(7)	48

*F=Freighter; C=Combination freighter/passenger
** The planned CRJ fleet at December 31, 2008 and 2009 is likely to change as we finalize the fleet exit plan.